Exhibit 2.5

               SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

           THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT dated as of February 6, 1998 is by and among GE Capital Information Technology Solutions Acquisition Corp., a Delaware corporation ("Buyer"), The Future Now, Inc., an Ohio corporation, XLSource, Inc., an Arkansas corporation, E-C Computer Technical Services, Inc., a Texas corporation, RCK Computers, Inc., a Texas corporation (The Future Now, Inc., XLSource, Inc., E-C Computer Technical Services, Inc. and RCK Computers, Inc. are each a "Seller" and, collectively, the "Sellers") and Intelligent Electronics, Inc., a Pennsylvania corporation and, directly or indirectly, the sole shareholder of Sellers ("Shareholder").

           PRELIMINARY STATEMENT. The Buyer, the Sellers, and the Shareholder have entered into an Asset Purchase Agreement dated July 1, 1997, as amended by the First Amendment to Asset Purchase Agreement dated as of July 18, 1997 (as modified, amended or supplemented from time to time, the "Agreement"). Any term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Agreement.

          Since the Closing Date, XLConnect Services, Inc. has been merged into XLConnect Systems, Inc. and XLConnect Systems, Inc. is the successor thereto for all purposes of the Agreement.

          Each of the parties hereto have agreed to amend the Agreement as hereinafter set forth.

          SECTION 1. Amendments to Agreement. The Agreement is, effective as of the date hereof, hereby amended as follows:

          (i)  Section 3.01(c), is amended to read in full as follows:

             (c) Post-Closing Adjustment to Closing Payment. The parties hereto agree that, they have resolved all objections and disagreements respecting determination of the Closing Date Balance Sheet and that based on the unaudited combined statement of assets and liabilities of the Business as of the Closing Date (the "Closing Date Balance Sheet"), Sellers and Shareholder, jointly and severally, agree to repay to Buyer an amount equal to $4,351,000 (the "Post-Closing Adjustment). The Post-Closing Adjustment shall be made by Sellers and Shareholder by wire transfer to the
Buyer on the date of execution of this Second Amendment.   The parties
acknowledge that the Closing Date Balance Sheet shall be final and binding for purposes of determining the Purchase Price and the line items covered thereby shall not be considered matters subject to or providing the basis for indemnification pursuant to Section 8.03 of the Agreement except to the extent otherwise provided in Section 5(A)(b) hereof.

          (ii) Section 8.10(a), Collection of Receivables, is hereby amended by amending the last two sentences thereof to read in full as follows:

Buyer has assigned to Seller Receivables acquired by Buyer on the Closing Date that remained uncollected on November 15, 1997 pursuant to that certain Assignment Agreement dated as of December 12, 1997. XLSource agrees to pay to Buyer an amount equal to $14,120,000 in consideration of such assignment. Such amount shall be paid by XLSource on the date of execution of this Second Amendment by wire transfer from the Escrow Account of $13,822,309.63 (constituting the entire principal amount thereof together with interest accrued thereon to and including February 5, 1998) and wire transfer of the balance thereof ($297,690.37). Buyer acknowledges and agrees that it shall have no other right or claim of any nature against XLSource, the other Sellers or Shareholder in any manner arising out of or based upon the Receivables except to the extent otherwise provided in
Section 5(A)(b) hereof.

          SECTION 2. Reduction of Purchase Price. The parties hereto agree that the payments to Buyer set forth in Section 1 of this Second Amendment shall constitute a reduction in the Purchase Price equal to the aggregate amount of such payments.

          SECTION 3. Instructions to Escrow Agent. XLSource and Buyer hereby jointly instruct the Escrow Agent to disburse to Buyer on or promptly following the date of execution of this Second Amendment, the entire amount held by the Escrow Agent in the XLSource Escrow Account pursuant to the Escrow Agreement dated as of July 18, 1997 among XLSource, Buyer and the Escrow Agent (the "Escrow Agreement"). After February 5, 1998, all interest accruing on the amounts held pursuant to the Escrow Agreement shall be deemed income earned by and allocable to Buyer. XLSource shall pay to Buyer by wire transfer on the date of execution of this Second Amendment an amount equal to the amount of any such interest that has been paid by the Escrow Agent to XLSource.

          SECTION 4. Payment for Transition Services. Buyer agrees to pay to XLSource, on the date of execution of this Second Amendment, $50,000 in full payment for all transitional services provided by Sellers, Shareholder and XLConnect to Buyer pursuant to the Transitional Services Agreement. Buyer shall pay such amount by check payable to XLSource or at the option of XLSource, XLSource may reduce the payment to Buyer pursuant to Section 1(i) of this Second Amendment by the amount of $50,000.

          SECTION 5. Mutual Releases. Buyer hereby releases and discharges each other party hereto and each such other party's administrators, successors and assigns, and Sellers, Shareholders and XLConnect hereby release and discharge Buyer and the GECITS Entities and their administrators, successors and assigns, in each case, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, in law or equity, which any such party may have against any other such party arising out of or with respect to the Agreement and relating to a time on or prior to the date hereof; provided, however, that such release shall not apply to and (A) the Buyer does not make any such discharge or release (a) with respect to amounts owed by Sellers, Shareholder or XLConnect to Buyer
(x) as facilities usage charges which are due to Buyer and unpaid on the date hereof, (y) for services provided by Buyer or the GECITS Entities to Sellers, Shareholder, XLConnect or Hewlett-Packard Company with respect to the arrangements referred to as WCUP and (b) with respect to the inaccuracy of incompleteness of any representation or warranty made by the Sellers or the Shareholder and not known to Buyer on the date hereof, (B) Sellers and Shareholder do not make any such discharge or release (a) with respect to amounts payable by GECITS for a certain golf outing marketing event held at the Oakmont Country Club, (b) with respect to amounts payable by GECITS for services provided at GECITS' or an XLS Transferred Customers' request after the Closing Date by XLConnect to such SLS Transferred Customers which either were billed by GECITS or billed by XLConnect but paid to GECITS, (c) with respect to the Assignment Agreement dated as of December 12, 1997 and
(d) any outstanding accounts receivable payable by any GECITS Entities for services or products provided by Sellers or Shareholder prior to the date hereof and (C) neither Buyer nor Sellers or Shareholder release the collecting or receiving party in respect of claims based on any collection of or receipt of payment on any Receivables or accounts receivable by the wrong entity.

     Notwithstanding the foregoing, except as specifically provided in this
Section 5, this Second Amendment shall not be construed to release any party from its obligations under, or terminate the obligations of any party to, the Agreement, including, without limitations the obligations of the parties hereto with respect to the non-competition provisions of the Agreement.

          SECTION 6. Reference to and Effect on the Agreement. (a) On and after the date hereof each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the documents delivered in connection therewith, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically provided in Section 4 hereof, the execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of any party to the Agreement, nor constitute a waiver of any provision of the Agreement, and, except as specifically provided herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          SECTION 7. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          SECTION 8. Headings. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

          SECTION 9. Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Second Amendment by signing any such counterpart.

          SECTION 10. Entire Agreement. The Agreement, as amended by this Second Amendment, supersedes all prior agreements, arrangements and understandings relating to the subject matter of this Second Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

                         GE INFORMATION TECHNOLOGY SOLUTIONS ACQUISITION CORP., as Buyer


                         By: /s/  Gerald A. Poch
                             -----------------------------------------
                             Name:  Gerald A. Poch
                             Title: Chairman of the Board and President


                         THE FUTURE NOW, INC.,
                              as Seller


                         By: /s/ Eugene Marinelli, Jr.
                             -----------------------------------------
                             Name:  Eugene Marinelli, Jr.
                             Title: Vice President


                         XLSOURCE, INC.,
                              as Seller


                         By: /s/ Eugene Marinelli, Jr.
                             -----------------------------------------
                             Name:  Eugene Marinelli, Jr.
                             Title: Vice President


                         E-C COMPUTER TECHNICAL SERVICES, INC.,
                              as Seller


                         By: /s/ Eugene Marinelli, Jr.
                             -----------------------------------------
                             Name:  Eugene Marinelli, Jr.
                             Title: Vice President


                         RCK COMPUTERS, INC.,
                              as Seller


                         By: /s/ Eugene Marinelli, Jr.
                             -----------------------------------------
                             Name:  Eugene Marinelli, Jr.
                             Title: Vice President


                         INTELLIGENT ELECTRONICS, INC., as Shareholder


                         By: /s/ Eugene Marinelli, Jr.
                             -----------------------------------------
                             Name:  Eugene Marinelli, Jr.
                             Title:  Vice President



XLCONNECT SOLUTIONS, INC. and XLCONNECT SYSTEMS,
INC., each hereby agrees to Section 4 and Section 5 hereof.

XLCONNECT SOLUTIONS, INC.

By: /s/ Timothy Wallace
    -------------------------
    Name:  Timothy Wallace
    Title: President

XLCONNECT SYSTEMS, INC.

By: /s/ Timothy Wallace
    -------------------------
    Name:  Timothy Wallace
    Title: President